UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2007

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Extension

Effective November 27, 2007, Rohm and Haas Company extended the effectiveness of its December 16, 2005 Five Year Credit Agreement until December 17, 2012.

The December 16, 2005 Five Year Credit Agreement is with Citigroup Global Markets Inc., as lead arranger and bookrunner, and Citibank, N.A., as administrative agent for the Lenders, Bank Of America, N.A., JPMorgan Chase Bank, N.A. and Wachovia Bank, National Association, as co-syndication agents. The initial lenders are Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A., Wachovia Bank, National Association, Bank of Tokyo-Mitsubishi Trust Company, Sumitomo Mitsui Banking Corp., New York, Mellon Bank NA, Standard Chartered Bank, The Royal Bank Of Scotland Plc, William Street Commitment Corporation, ABN Amro Bank N.V., Banca Monte Dei Paschi Di Siena S.P.A., Barclays Bank, Plc., PNC Bank, National Association, and Intesa Sanpaolo S.P.A. The commitments total $750,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

November 27, 2007	By:	Jacques Croisetiere

Name: Jacques Croisetiere
Title: Executive Vice President, Chief Financial Officer